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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-            ) and related Prospectus of Packaging Corporation of America for the registration of 17,825,000 shares of its common stock and to the incorporation by reference therein of our reports dated February 11, 2005, with respect to the consolidated financial statements and schedule of Packaging Corporation of America, Packaging Corporation of America management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Packaging Corporation of America included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP
                      Ernst & Young LLP

Chicago, Illinois
December 8, 2005

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  Exhibit 23.1